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                                                                Exhibit 8


                                KIRKLAND & ELLIS
                PARTNERSHIP INCLUDING PROFESSIONAL CORPORATIONS

                            200 East Randolph Drive
                            Chicago, Illinois 60601

                               (312) 861-2200


                                                                Facsimile:
                                                             (312) 861-2200




                                  May 30, 2003



IMC Global Inc.
100 South Saunders Road
Suite 300
Lake Forest, IL 60045


Re:      IMC Global Inc.
         Amendment 1
         Registration Statement on Form S-4
         Registration No. 333-103362
         Filed February 21, 2003

Ladies and Gentlemen:

     You have requested our opinion concerning material U.S. federal income tax consequences of participating in the exchange offer and of acquiring, owning, or disposing of the notes described in the Registration Statement on Form S-4 filed with the Securities and Exchange Commission on February 21, 2003, pursuant to the Securities Act of 1933, as amended, by IMC Global Inc. (the "Registration Statement").

     Our opinion, under the law in effect on the date hereof, is set forth in the statements made in the Registration Statement under the caption "Taxation/United States Taxation," insofar as the statements made therein purport to address matters of United States Federal income tax law and regulations or to be legal conclusions with respect thereto.

     The opinion set forth therein is based on the applicable provisions of the Internal Revenue Code of 1986, as amended; the Treasury Regulations promulgated or proposed thereunder; current positions of the Internal Revenue Service (the "IRS") contained in published revenue rulings, revenue procedures and announcements; existing judicial decisions; and other applicable authorities, all of which are subject to change, possibly with retroactive effect.

     In conclusion, we should note that unlike a ruling from the IRS, opinions of counsel are not binding on the IRS. Hence, no assurance can be given that the opinion stated in the



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                                KIRKLAND & ELLIS



IMC Global Inc.
May 30, 2003
Page 2


Registration Statement will not be successfully challenged by the IRS or rejected by a court. We express no opinion concerning any Federal income tax matter other than those discussed in the Registration Statement.

     We hereby consent to the filing of this letter as an exhibit to the Registration Statement, to the discussion of this letter in "United States Federal Income Tax Consequences" in the Registration Statement, and to the reference to us under the heading "Legal Matters" in the Registration Statement. By giving this consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations thereunder.

                                                     Very truly yours,

                                                     /s/ KIRKLAND & ELLIS

                                                     KIRKLAND & ELLIS